Contact:	Bob O’Shaughnessy Senior Vice President – Finance 248-648-2800 boshaughnessy@unitedauto.com	Tony Pordon Senior Vice President 248-648-2540 tpordon@unitedauto.com

FOR IMMEDIATE RELEASE

UNITEDAUTO ANNOUNCES QUARTERLY DIVIDEND

BLOOMFIELD HILLS, MI, October 19, 2006 – United Auto Group, Inc. (NYSE:UAG), an international automotive retailer, today announced that its Board of Directors has approved a quarterly dividend of $0.07 per share payable on December 1, 2006 to shareholders of record on November 10, 2006.

United Auto Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 322 retail automotive franchises, representing 41 different brands, and 27 collision repair centers. UnitedAuto, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 170 franchises in 20 states and Puerto Rico and 152 franchises located outside the United States, primarily in the United Kingdom. UnitedAuto is a member of the Fortune 500 and Russell 1000 and has over 15,000 employees.

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties, which could affect UnitedAuto’s future performance, which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2005, and its other filings with the Securities and Exchange Commission and which are incorporated into this press release by reference. This press release speaks only as of its date, and UnitedAuto disclaims any duty to update the information herein.

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